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                                                                    EXHIBIT 23.9

                   CONSENT OF NESBITT BURNS SECURITIES INC.


     We hereby consent to (i) the use of our opinion letter to the Board of Directors of King Ranch, Inc. as Annex C to the proxy and consent statement/prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger of King Ranch Energy, Inc. and St. Mary Land & Exploration Company, and (ii) the references to such opinion in such proxy and consent statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      NESBITT BURNS SECURITIES INC.


                                      By: /S/ SYLVIA K. BARNES
                                      -----------------------------------------
                                      Sylvia K. Barnes
                                      Senior Vice President & Managing Director

November 12, 1999